Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
MAF Bancorp, Inc:

     We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ KPMG LLP

Chicago, Illinois
October 2, 2001